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                                                                    EXHIBIT 23.1

Board of Directors and Stockholders
Reinsurance Group of America, Incorporated:

We consent to incorporation by reference in Registration Statement No. 333-51777 on Form S-3 and Registration Statements Nos. 333-62274 and 333-27167 on Form S-8 of Reinsurance Group of America, Incorporated and subsidiaries of our report dated February 5, 2001 appearing in the Annual Report on Form 10-K of Reinsurance Group of America, Incorporated and subsidiaries for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

St. Louis, Missouri
March 13, 2001